CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated August 20, 1997 included in Palatin Technologies, Inc.'s Form 10-KSB for the year ended June 30, 1997 and to all references to our Firm included in this registration statement.




Philadelphia, PA,
 June 11, 1998